Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 033-67190, 333-48498, 333-102223, 333-142247 and 333-176371) of Kadant Inc. of our report dated March 12, 2014, with respect to the consolidated financial statements and schedule of Kadant Inc. for the fiscal year ended December 31, 2011, included in this Annual Report (Form 10-K) as of December 28, 2013.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 12, 2014